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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our estimate of Pogo Producing Company's reserves and the present value of future net reserves included in Pogo Producing Company's annual report on Form 10-K for the year ended December 31, 2001.

                    /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS
                        RYDER SCOTT COMPANY PETROLEUM ENGINEERS

Houston, Texas
April 24, 2002